MediaOne Group, Inc.
Key Operating Statistics- Pro Forma (1)
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                                           For the Quarter Ended
                                    June 30,     Mar. 31,      June 30,
In thousands                        1999         1999          1998
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OPERATING STATISTICS (Venture Level)-
INTERNATIONAL BROADBAND
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U.K. and European Cable/Telephone (2)
  Homes Passed                      5,421        5,419         5,288
  Video Customers                   1,943        1,926         1,803
  Telephone Lines                   1,740        1,679         1,455
  Internet Access Customers            58           45            25

Asian Cable/Telephone (3)
  Homes Passed                      1,836        1,787         1,521
  Video Customers                     306          283           222
  Telephone Lines                       9            7             2
  Internet Access Customers             5            2             -

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OPERATING STATISTICS (Venture Level)-
INTERNATIONAL WIRELESS
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One 2 One
  POPs                             58,000      58,000         58,000
  Customers                         2,650       2,250          1,358
  Customer Growth (Y/Y)              95.1%       87.8%          93.7%

Central European Wireless
  POPs                             63,900      63,900         63,900
  Customers                         3,012       2,520          1,625
  Customer Growth (Y/Y)              85.4%       74.5%          79.6%

Asian and Other Wireless
  POPs                             76,900      76,900         76,900
  Customers                           170         155            132

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OPERATING STATISTICS (Venture Level)-
TOTAL INTERNATIONAL SUBSCRIPTIONS
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  Video Customers                  2,249       2,209           2,025
  Wireless Customers               5,832       4,925           3,115
  Telephone Lines                  1,749       1,686           1,457
  Internet Access Customers           63          47              25
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  Total International
   Subscriptions                   9,893       8,867           6,622
     Growth (Y/Y)                   49.4%       43.6%           39.5%
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(1) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions.
(2) MediaOne International changed its ownership in Telewest from 26.8% in second quarter 1998 to 21.6% in third quarter 1998, 29.9% in fourth quarter 1998, and 29.8% in first quarter 1999.
(3) MediaOne International increased its ownership in TITUS to 50% on 6/30/99.
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